EXHIBIT 99

EMC Insurance Group Inc. Reports
2013 Second Quarter and Six Month
Results

Second Quarter Ended June 30, 2013
Operating Income Per Share - $0.47
Net Income Per Share - $0.48
Net Realized Investment Gains Per Share - $0.01
Catastrophe and Storm Losses Per Share - $1.06
Large Losses Per Share - $0.33
GAAP Combined Ratio - 102.2 percent

Six Months Ended June 30, 2013
Operating Income Per Share - $1.43
Net Income Per Share - $1.58
Net Realized Investment Gains Per Share - $0.14
Catastrophe and Storm Losses Per Share - $1.34
Large Losses Per Share - $0.47
GAAP Combined Ratio - 98.1 percent

DES MOINES, Iowa (August 8, 2013) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $6,098,000 ($0.47 per share) for the second quarter ended June 30, 2013, compared to an operating loss of $1,837,000 ($0.14 per share) for the second quarter of 20121. For the six months ended June 30, 2013, the Company reported operating income of $18,637,000 ($1.43 per share), compared to $11,590,000 ($0.90 per share) for the same period in 2012.

Net income, including realized investment gains and losses, totaled $6,212,000 ($0.48 per share) for the second quarter of 2013, compared to a net loss of $2,576,000 ($0.20 per share) for the second quarter of 2012. For the six months ended June 30, 2013, the Company reported net income of $20,485,000 ($1.58 per share), compared to $16,647,000 ($1.29 per share) for the same period in 2012.

“The Company experienced another strong quarter of high-single-digit rate level increases and a more normal level of catastrophe and storm losses consistent with our long-term average. On a consolidated basis, the year is progressing as expected; however, there have been some variations by segment,” stated President and Chief Executive Officer, Bruce G. Kelley.

Kelley went on to say, “Interest rates rose during the quarter, but still remain historically low. We continue to stress improvement in our underwriting margins in this low interest rate environment. We remain optimistic that the pace of rate level increases achieved in the first half of the year will continue for the remainder of the year.”

Premiums earned increased 15.3 percent to $127,188,000 for the second quarter of 2013, from $110,270,000 for the second quarter of 2012. In the property and casualty insurance segment, premiums earned increased 11.4 percent for the quarter, with the majority of the increase attributable to rate level increases, growth in insured exposures on existing accounts and an increase in retained policies. In the reinsurance segment, premiums earned increased 30.9 percent in the second quarter, reflecting a significant increase in premiums earned on policies written in the prior contract year, moderate rate level increases and the addition of some new business. For the first six months of 2013, premiums earned increased 12.6 percent (10.2 percent in the property and casualty insurance segment and 21.2 percent in the reinsurance segment).

It is important to note that the large increase reported in the reinsurance segment's premiums earned for the second quarter of 2013 reflects a negative $2,686,000 earned but not reported (EBNR) premium adjustment that was recorded in the second quarter of 2012 in connection with a new offshore energy and liability proportional account that Employers Mutual began participating in effective January 1, 2012. This negative EBNR premium adjustment was recorded after the completion of a more refined actuarial analysis of this new account during the second quarter of 2012. Corresponding decreases in incurred but not reported (IBNR) loss reserves and commission expense reserves were also recorded, resulting in an after-tax impact of less than $100,000. If the EBNR premium estimate resulting from the more refined actuarial analysis had been utilized at March 31, 2012, premiums earned during the second quarter of 2012 would have been approximately $3,131,000 higher, and the percentage increase reported for the second quarter of 2013 would have been approximately 16.1 percentage points lower. The increase in premiums earned reported for the six months ended June 30, 2013 is not impacted by the negative EBNR premium adjustment recorded during the second quarter of 2012.

The Company's GAAP combined ratio was 102.2 percent in the second quarter of 2013, compared to 113.9 percent in the second quarter of 2012. For the first six months of 2013, the Company's GAAP combined ratio was 98.1 percent, compared to 103.2 percent in 2012.

Catastrophe and storm losses totaled $21,350,000 ($1.06 per share after tax) in the second quarter of 2013, down from $24,847,000 ($1.25 per share after tax) experienced in the second quarter of 2012. Second quarter 2013 catastrophe and storm losses accounted for 16.8 percentage points of the combined ratio, which is in line with the Company's most recent 10-year average of 16.9 percentage points and well below 22.5 percentage points experienced in the second quarter of 2012. For the first six months of 2013, catastrophe and storm losses totaled $26,746,000 ($1.34 per share after tax), compared to $34,550,000 ($1.74 per share after tax) in 2012. On a segment basis, catastrophe and storm losses amounted to $18,489,000 ($0.92 per share after tax) and $23,354,000 ($1.17 per share after tax) in the property and casualty insurance segment, and $2,861,000 ($0.14 per share after tax) and $3,392,000 ($0.17 per share after tax) in the reinsurance segment, for the three months and six months ended June 30, 2013, respectively.

The Company experienced $2,063,000 ($0.10 per share after tax) of favorable development on prior years' reserves during the second quarter of 2013, compared to $1,399,000 ($0.07 per share after tax) in the second quarter of 2012. For the first six months of 2013, favorable development totaled $6,319,000 ($0.32 per share after tax), compared to $17,662,000 ($0.89 per share after tax) in 2012. Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company's carried reserves. The most recent actuarial analysis of the Company's carried reserves indicates a level of adequacy that is consistent with other recent evaluations.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses) increased slightly to $6,548,000 ($0.33 per share after tax) in the second quarter of 2013 from $6,114,000 ($0.31 per share after tax) in the second quarter of 2012. For the first six months of 2013, large losses decreased to $9,483,000 ($0.47 per share after tax) from $12,439,000 ($0.63 per share after tax) in 2012.

Investment income decreased 1.0 percent and 3.7 percent to $11,040,000 and $21,483,000 for the second quarter and first six months of 2013 from $11,149,000 and $22,305,000 for the same periods in

2012. These declines in investment income are primarily attributable to the prolonged low interest rate environment, but do reflect an increase in dividend income in the equity portfolio. It should be noted that the declines in investment income reported for the second quarter and first six months of 2013 reflect a $170,000 increase in the amount of funds received from the settlement of securities litigation. Excluding this amount from the calculations, the declines in investment income would have been 2.5 percent and 4.4 percent, respectively.

Net realized investment gains totaled $114,000 ($0.01 per share) in the second quarter of 2013, compared to net realized investment losses of $740,000 ($0.06 per share) in 2012. For the first six months of 2013, net realized investment gains totaled $1,848,000 ($0.14 per share), compared to $5,057,000 ($0.39 per share) in 2012.

At June 30, 2013, consolidated assets totaled $1.3 billion, including $1.2 billion in the investment portfolio, and stockholders' equity totaled $403.3 million, an increase of 0.5 percent from December 31, 2012. Net book value of the Company's stock decreased 1.1 percent to $30.75 per share from $31.08 per share at December 31, 2012, reflecting a decline in the fair value of the bond portfolio due to the recent increase in interest rates. Book value excluding accumulated other comprehensive income increased to $28.50 per share from $27.38 per share at December 31, 2012.

Based on results for the first six months of 2013 and management's expectations for the remainder of the year, management is reaffirming its 2013 operating income guidance in the range of $2.40 to $2.65 per share. This guidance is based on a projected GAAP combined ratio of 99.2 percent and a projected mid-single-digit decline in investment income for the year.

The Company will hold an earnings teleconference call at 11:00 a.m. Eastern time on August 8, 2013 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company's results for the quarter ended June 30, 2013, as well as its expectations for the rest of 2013. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through November 8, 2013. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID number 417386.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company's investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until November 8, 2013. A transcript of the teleconference will also be available on the Company's website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company's common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI's parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company's business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;
•changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and
•other risks and uncertainties inherent to the Company's business, including those discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss). Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income (loss) to net income (loss) is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating income (loss)	$6,098,000	$(1,837,000)	$18,637,000	$11,590,000
Net realized investment gains (losses)	114,000	(739,000)	1,848,000	5,057,000
Net income (loss)	$6,212,000	$(2,576,000)	$20,485,000	$16,647,000

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2013	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$97,816,887	$29,371,393	$—	$127,188,280
Investment income, net	8,095,885	2,946,180	(2,071)	11,039,994
Other income	163,417	—	—	163,417
	106,076,189	32,317,573	(2,071)	138,391,691
Losses and expenses:
Losses and settlement expenses	74,080,943	14,887,737	—	88,968,680
Dividends to policyholders	2,333,300	—	—	2,333,300
Amortization of deferred policy acquisition costs	16,923,126	6,641,288	—	23,564,414
Other underwriting expenses	14,904,432	151,235	—	15,055,667
Interest expense	84,375	—	—	84,375
Other expenses	185,593	101,062	325,198	611,853
	108,511,769	21,781,322	325,198	130,618,289
Operating income (loss) before income taxes	(2,435,580)	10,536,251	(327,269)	7,773,402
Realized investment gains (losses)	392,319	(217,066)	—	175,253
Income (loss) before income taxes	(2,043,261)	10,319,185	(327,269)	7,948,655
Income tax expense (benefit):
Current	(644,011)	3,360,861	(114,559)	2,602,291
Deferred	(835,766)	(30,106)	—	(865,872)
	(1,479,777)	3,330,755	(114,559)	1,736,419
Net income (loss)	$(563,484)	$6,988,430	$(212,710)	$6,212,236
Average shares outstanding				13,055,443
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.05)	$0.54	$(0.01)	$0.48
Decrease (increase) in provision for insured events of prior years (after tax)	$(0.04)	$0.14	$—	$0.10
Catastrophe and storm losses (after tax)	$(0.92)	$(0.14)	$—	$(1.06)
Dividends per share				$0.21
Other Information of Interest:
Net written premiums	$105,258,975	$30,855,024	$—	$136,113,999
Increase (decrease) in provision for insured events of prior years	$754,590	$(2,817,530)	$—	$(2,062,940)
Catastrophe and storm losses	$18,489,059	$2,860,540	$—	$21,349,599
GAAP Combined Ratio:
Loss and settlement expense ratio	75.7%	50.7%	—	70.0%
Acquisition expense ratio	35.0%	23.1%	—	32.2%
	110.7%	73.8%	—	102.2%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned (1)	$87,825,285	$22,445,175	$—	$110,270,460
Investment income, net	8,139,202	3,011,279	(1,786)	11,148,695
Other income	222,751	—	—	222,751
	96,187,238	25,456,454	(1,786)	121,641,906
Losses and expenses:
Losses and settlement expenses (1)	70,620,384	17,779,567	—	88,399,951
Dividends to policyholders	2,260,231	—	—	2,260,231
Amortization of deferred policy acquisition costs (1)	16,186,570	4,444,441	—	20,631,011
Other underwriting expenses	14,149,581	180,858	—	14,330,439
Interest expense	225,000	—	—	225,000
Other expenses	178,276	(392,315)	382,781	168,742
	103,620,042	22,012,551	382,781	126,015,374
Operating income (loss) before income taxes	(7,432,804)	3,443,903	(384,567)	(4,373,468)
Realized investment losses	(752,888)	(385,448)	—	(1,138,336)
Income (loss) before income taxes	(8,185,692)	3,058,455	(384,567)	(5,511,804)
Income tax expense (benefit):
Current	(2,454,703)	671,985	(134,598)	(1,917,316)
Deferred	(1,086,160)	68,143	—	(1,018,017)
	(3,540,863)	740,128	(134,598)	(2,935,333)
Net income (loss)	$(4,644,829)	$2,318,327	$(249,969)	$(2,576,471)
Average shares outstanding				12,883,333
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.36)	$0.18	$(0.02)	$(0.20)
Decrease (increase) in provision for insured events of prior years (after tax)	$0.22	$(0.15)	$—	$0.07
Catastrophe and storm losses (after tax)	$(0.99)	$(0.26)	$—	$(1.25)
Dividends per share				$0.20
Other Information of Interest:
Net written premiums	$96,510,899	$21,806,787	$—	$118,317,686
Increase (decrease) in provision for insured events of prior years	$(4,459,576)	$3,060,700	$—	$(1,398,876)
Catastrophe and storm losses	$19,772,735	$5,074,309	$—	$24,847,044
GAAP Combined Ratio:
Loss and settlement expense ratio	80.4%	79.2%	—	80.2%
Acquisition expense ratio	37.1%	20.6%	—	33.7%
	117.5%	99.8%	—	113.9%

(1) Effective January 1, 2012, Employers Mutual began participating in a new offshore energy and liability proportional account. During the first quarter of 2012, the reinsurance segment recognized $3,577,500 of earned but not reported (EBNR) premiums on this account, net of the ten percent charge for the cost of the excess of loss reinsurance protection provided by Employers Mutual. However, based on more refined actuarial projections, and the fact that the 2012 earnings stream on this account was somewhat back-loaded because it was a new account and the majority of the underlying policies were expected to have effective dates in the months of June and July, a total of $891,000 of EBNR premiums was recognized on this account for the six months ended June 30, 2012. Accordingly, net premiums earned for the three months ended June 30, 2012 reflected $2,686,500 of negative EBNR premiums associated with this account. Corresponding decreases in losses and settlement expenses ($2,239,000) and amortization of deferred policy acquisition costs ($597,000) were also recorded.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Six Months Ended June 30, 2013	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$190,521,905	$57,163,627	$—	$247,685,532
Investment income, net	15,745,815	5,742,704	(5,442)	21,483,077
Other income	397,922	—	—	397,922
	206,665,642	62,906,331	(5,442)	269,566,531
Losses and expenses:
Losses and settlement expenses	130,048,317	31,494,021	—	161,542,338
Dividends to policyholders	4,527,032	—	—	4,527,032
Amortization of deferred policy acquisition costs	33,640,610	12,191,242	—	45,831,852
Other underwriting expenses	30,114,055	962,518	—	31,076,573
Interest expense	215,625	—	—	215,625
Other expenses	391,199	(340,287)	707,706	758,618
	198,936,838	44,307,494	707,706	243,952,038
Operating income (loss) before income taxes	7,728,804	18,598,837	(713,148)	25,614,493
Realized investment gains	2,349,103	494,023	—	2,843,126
Income (loss) before income taxes	10,077,907	19,092,860	(713,148)	28,457,619
Income tax expense (benefit):
Current	2,315,475	6,032,341	(249,602)	8,098,214
Deferred	(217,323)	91,975	—	(125,348)
	2,098,152	6,124,316	(249,602)	7,972,866
Net income (loss)	$7,979,755	$12,968,544	$(463,546)	$20,484,753
Average shares outstanding				13,000,865
Per Share Data:
Net income (loss) per share - basic and diluted	$0.61	$1.00	$(0.03)	$1.58
Decrease in provision for insured events of prior years (after tax)	$0.09	$0.23	$—	$0.32
Catastrophe and storm losses (after tax)	$(1.17)	$(0.17)	$—	$(1.34)
Dividends per share				$0.42
Book value per share				$30.75
Effective tax rate				28.0%
Annualized net income as a percent of beg. SH equity				10.2%
Other Information of Interest:
Net written premiums	$200,040,162	$58,204,184	$—	$258,244,346
Decrease in provision for insured events of prior years	$(1,783,227)	$(4,536,151)	$—	$(6,319,378)
Catastrophe and storm losses	$23,354,299	$3,391,855	$—	$26,746,154
GAAP Combined Ratio:
Loss and settlement expense ratio	68.3%	55.1%	—	65.2%
Acquisition expense ratio	35.8%	23.0%	—	32.9%
	104.1%	78.1%	—	98.1%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Six Months Ended June 30, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$172,856,675	$47,173,541	$—	$220,030,216
Investment income, net	16,314,329	5,995,204	(4,056)	22,305,477
Other income	461,749	—	—	461,749
	189,632,753	53,168,745	(4,056)	242,797,442
Losses and expenses:
Losses and settlement expenses	122,638,637	31,001,603	—	153,640,240
Dividends to policyholders	3,911,756	—	—	3,911,756
Amortization of deferred policy acquisition costs	30,806,505	9,038,884	—	39,845,389
Other underwriting expenses	28,991,236	597,072	—	29,588,308
Interest expense	450,000	—	—	450,000
Other expenses	397,440	(372,550)	730,369	755,259
	187,195,574	40,265,009	730,369	228,190,952
Operating income (loss) before income taxes	2,437,179	12,903,736	(734,425)	14,606,490
Realized investment gains	7,151,901	628,092	—	7,779,993
Income (loss) before income taxes	9,589,080	13,531,828	(734,425)	22,386,483
Income tax expense (benefit):
Current	2,858,800	3,095,734	(257,048)	5,697,486
Deferred	(948,143)	989,876	—	41,733
	1,910,657	4,085,610	(257,048)	5,739,219
Net income (loss)	$7,678,423	$9,446,218	$(477,377)	$16,647,264
Average shares outstanding				12,881,177
Per Share Data:
Net income (loss) per share - basic and diluted	$0.60	$0.73	$(0.04)	$1.29
Decrease in provision for insured events of prior years (after tax)	$0.75	$0.14	$—	$0.89
Catastrophe and storm losses (after tax)	$(1.27)	$(0.47)	$—	$(1.74)
Dividends per share				$0.40
Book value per share				$29.08
Effective tax rate				25.6%
Annualized net income as a percent of beg. SH equity				9.5%
Other Information of Interest:
Net written premiums	$182,405,995	$43,883,450	$—	$226,289,445
Decrease in provision for insured events of prior years	$(14,964,153)	$(2,697,496)	$—	$(17,661,649)
Catastrophe and storm losses	$25,327,020	$9,223,213	$—	$34,550,233
GAAP Combined Ratio:
Loss and settlement expense ratio	70.9%	65.7%	—	69.8%
Acquisition expense ratio	36.9%	20.4%	—	33.4%
	107.8%	86.1%	—	103.2%

CONSOLIDATED BALANCE SHEETS - UNAUDITED
	June 30, 2013	December 31, 2012
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $961,013,661 and $920,843,939)	$997,064,563	$999,794,857
Equity securities available-for-sale, at fair value (cost $115,397,494 and $111,851,963)	157,577,216	140,293,825
Other long-term investments	865,384	863,257
Short-term investments	33,921,749	53,418,914
Total investments	1,189,428,912	1,194,370,853

Cash	505,623	330,392
Reinsurance receivables due from affiliate	32,764,299	34,277,728
Prepaid reinsurance premiums due from affiliate	7,405,927	5,195,892
Deferred policy acquisition costs (affiliated $36,603,042 and $34,425,593)	36,629,835	34,425,593
Prepaid pension benefits due from affiliate	921,515	1,413,104
Accrued investment income	10,033,315	9,938,714
Accounts receivable	2,251,127	2,390,955
Income taxes recoverable	3,170,763	1,588,089
Deferred income taxes	3,596,776	—
Goodwill	941,586	941,586
Other assets (affiliated $7,064,353 and $5,760,369)	12,225,536	5,836,200
Total assets	$1,299,875,214	$1,290,709,106

LIABILITIES
Losses and settlement expenses (affiliated $589,088,254 and $577,476,988)	$596,343,521	$583,096,965
Unearned premiums (affiliated $209,739,584 and $196,215,465)	209,859,865	196,215,465
Other policyholders' funds (all affiliated)	6,734,825	6,055,111
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	2,610,031	19,127,010
Pension and postretirement benefits payable to affiliate	31,860,634	30,714,633
Deferred income taxes	—	6,352,690
Other liabilities (affiliated $16,339,440 and $22,794,304)	24,192,190	22,938,068
Total liabilities	896,601,066	889,499,942

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,116,098 shares in 2013 and 12,909,457 shares in 2012	13,116,098	12,909,457
Additional paid-in capital	94,300,936	89,205,881
Accumulated other comprehensive income	29,507,587	47,752,375
Retained earnings	266,349,527	251,341,451
Total stockholders' equity	403,274,148	401,209,164
Total liabilities and stockholders' equity	$1,299,875,214	$1,290,709,106

INVESTMENTS
The Company had total cash and invested assets with a carrying value of $1.2 billion as of June 30, 2013 and December 31, 2012. The following table summarizes the Company's cash and invested assets as of the dates indicated:

	June 30, 2013
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$961,014	$997,065	83.8%	$997,065
Equity securities available-for-sale	115,397	157,577	13.2%	157,577
Cash	506	506	—%	506
Short-term investments	33,922	33,922	2.9%	33,922
Other long-term investments	865	865	0.1%	865
	$1,111,704	$1,189,935	100.0%	$1,189,935

	December 31, 2012
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$920,844	$999,795	83.7%	$999,795
Equity securities available-for-sale	111,852	140,294	11.7%	140,294
Cash	330	330	—%	330
Short-term investments	53,419	53,419	4.5%	53,419
Other long-term investments	863	863	0.1%	863
	$1,087,308	$1,194,701	100.0%	$1,194,701

NET WRITTEN PREMIUMS
	Three Months Ended June 30, 2013		Six Months Ended June 30, 2013
		Percent of		Percent of
	Percent of	Increase/(Decrease)	Percent of	Increase/(Decrease)
	Net Written	in Net Written	Net Written	in Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.8%	11.1%	17.9%	12.5%
Liability	15.7%	10.5%	15.8%	12.1%
Property	17.5%	13.7%	17.3%	13.2%
Workers' Compensation	14.8%	11.3%	15.3%	10.9%
Other	1.5%	0.9%	1.4%	(1.3)%
Total Commercial Lines	67.3%	11.4%	67.7%	11.9%

Personal Lines:
Automobile	5.3%	(6.1)%	5.4%	(5.2)%
Property	4.6%	(3.1)%	4.3%	(1.8)%
Liability	0.2%	10.0%	0.1%	11.8%
Total Personal Lines	10.1%	(4.5)%	9.8%	(3.5)%
Total Property and Casualty Insurance	77.4%	9.1%	77.5%	9.7%

Reinsurance:
Pro rata (1) (2)	8.8%	129.4%	8.1%	105.3%
Excess of loss (1)	13.8%	13.7%	14.4%	10.7%
Total Reinsurance	22.6%	41.5%	22.5%	32.6%
Total	100.0%	15.0%	100.0%	14.1%
(1) Includes $532,146 negative portfolio adjustment related to the January 1, 2013 decreased participation in the MRB pool.

(2) Reflects $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.